Exhibit 99.1
February 5, 2009
John S. Chen
Chairman, CEO, and President
Dear John:
This is to inform you of your 2009 compensation as approved by the Sybase, Inc. Board of Directors:
1.	Cash Compensation (effective January 1, 2009)
•	Annual base salary: $990,000

•	Incentive bonus target: $1,250,000

•	Total target cash compensation (TTC): $2,240,000
2.	Long-Term Incentives
(a) Sybase Stock Option Grant (4-year service vest)
•	107,480 options
(b) Restricted Stock Grant (3-year cliff vest)
•	39,522 shares
(c) Restricted Stock Grant (1-year performance; 3-year cliff vest)
•	118,567 shares
The vesting terms are set out in the relevant equity award grant agreement.
Sincerely
/s/ Mike Daniels
Mike Daniels
Compensation Committee Chairman
Sybase, Inc.
cc HR file